SCHEDULE A
to the
Master Services Agreement
between
Exchange Place Advisors Trust (f/k/a North Square Investments Trust)
and
Ultimus Fund Solutions, LLC
dated May 5, 2023
(last updated April 14, 2025)

Fund Portfolio(s)

NSI Funds
North Square Strategic Income Fund
North Square Select Small Cap Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund
North Square Spectrum Alpha Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Preferred and Income Securities Fund
North Square Tactical Growth Fund
North Square Tactical Defensive Fund
North Square Trilogy Alternative Return Fund
North Square Kennedy MicroCap Fund
North Square Small Cap Value Fund

Sphere Funds
Sphere 500 Climate Fund

Fort Pitt Funds
Fort Pitt Capital Total Return Fund

Signatures are located on the next page.

The parties duly executed this Schedule A as of April 14, 2025.

	Exchange Place Advisors Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC

By:	/s/ Ian Martin	By:	/s/ Gary Tenkman
Name:	Ian Martin	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer